                                                                [EXECUTION COPY]

                        FIRST AMENDMENT TO LOAN AGREEMENT

                  THIS FIRST AMENDMENT TO LOAN AGREEMENT, made as of this 6th day of March, 1997 (this "Amendment"), among WESTERN PCS II CORPORATION, a Delaware corporation (the "Borrower"), NORTHERN TELECOM INC., a Delaware corporation ("NTI"), as Administrative Agent and as a Lender, NTFC Capital Corporation, a Delaware corporation ("NTFC"), and Export Development Corporation, a Canadian crown corporation ("EDC" and, together with NTI and NTFC, the "Lenders").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, NTI as Administrative Agent and the Lenders party thereto are parties to that certain Loan Agreement, dated as of June 30, 1995 (the "Loan Agreement"); and

                  WHEREAS, the Borrower proposes to acquire an FCC PCS license for the Denver MTA (the "Denver License") and, in connection therewith, the Borrower and NTI have agreed to amend the Loan Agreement to permit the Borrower to purchase the Denver License, to increase the Commitment (subject to the fulfillment of certain conditions precedent) and to make certain other changes to the Loan Agreement, all as set forth herein; and

                  WHEREAS, NTFC and EDC have agreed to become Lenders (subject to the fulfillment of certain conditions precedent) and have executed this Amendment and entered into Assignment and Assumption Agreements with NTI;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

                  1. Capitalized Terms. Capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement except as otherwise defined or limited herein.

                  2. Additional Definitions. The following definitions are hereby inserted in Article 1 of the Loan Agreement as appropriate in alphabetical order:

                  "Adjusted Annualized Operating Cash Flow" shall mean, as of any calculation date, Annualized Operating Cash Flow adjusted by the Marketing Expense Adjustment.

                  "Annualized Operating Cash Flow" shall mean, as of any calculation date, the product of (i) Operating Cash Flow for the most recently completed two fiscal quarter period, multiplied by (ii) two (2).

                  "Commitment Increase Effective Date" shall have the meaning set forth in Section 16 of the First Amendment to this Loan Agreement.

                  "Fixed Charge Coverage Ratio" shall mean as of any calculation date, for the Borrower and its Subsidiaries, if any, on a consolidated basis, the ratio of (a) the sum (without double-counting) of (i) Adjusted Annualized Operating Cash Flow, plus (ii) cash equity advances from WPCS during the most recently completed four fiscal quarter period, plus (iii) the unused portion of the Commitment which is available for borrowing as of the calculation date without causing a Default hereunder, plus (iv) cash on hand at the beginning of such fiscal period, plus (v) the amount of any increases in net borrowings hereunder for such fiscal period, minus (vi) the aggregate Capital Expenditures for the most recently completed four fiscal quarter period, to (b) Debt Service for the most recently completed fiscal quarter, multiplied by four (4).

                  "Marketing Expense Adjustment" shall mean the product (whether a positive or a negative number) of (A) the remainder of (i) the quotient of Marketing Expenses for the immediately preceding two-quarter period divided by two (2), minus (ii) the average quarterly amount of Marketing Expenses for the immediately preceding four-quarter period multiplied by (B) four (4).

                  "Marketing Expenses" shall mean, with respect to the Borrower and its Subsidiaries, if any, on a consolidated basis, the dollar amount of sales and marketing expenses, including handset subsidies.

                  "WWC Loan Agreement" shall mean the Amended and Restated Loan Agreement, dated as of May 6, 1996, among WWC, The Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan Guaranty Trust Company of New York, as Managing Agents, and various other banks as signatories thereto.

                  3. Amendment to Definition of "Basket". The definition of
"Basket" is hereby amended by the deletion of the amount [   *   ] and by
substituting therefor the phrase "(i) prior to the Commitment Increase Effective
Date, [   *   ] and (ii) on and after the Commitment Increase Effective Date,
[   *   ]".

                  4. Amendment to Definition of "Commitment". The definition of "Commitment" is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "Commitment" shall mean the obligation of the Lenders to advance to the Borrower an amount equal at any time to the lesser of (i) (a) prior to the Commitment Increase Effective Date, $200,000,000 and (b) on and after the Commitment Increase Effective Date, $300,000,000; (ii) 100% of the aggregate of all amounts paid or Payable or Outstanding under any purchase orders of the Borrower or its Affiliates for the purchase of PCS equipment, software license and services under the Purchase Agreement (other than for any OEM equipment manufactured by a Person other than NTI or any of its Affiliates which is being purchased by the Borrower or its Affiliates under the Purchase Agreement, the price of which, to the Borrower or its Affiliates, has not been marked up by NTI); or (iii) the sum of (x) 100% of the aggregate amounts paid or Payable or Outstanding under any purchase orders of the Borrower or its Subsidiaries (or of any Affiliate of the Borrower, which purchase order is for the benefit of the


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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.





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
Borrower or its Subsidiaries and Borrower or its Subsidiaries will be the owner of the equipment and software which is the subject of the purchase order) from the Agreement Date to such time to any Person (other than an Affiliate of the Borrower), including NTI, any of its Affiliates or any other equipment vendor, for the purchase of PCS equipment to serve the Salt Lake City, El Paso, Honolulu and (on and after the Commitment Increase Effective Date) Denver MTA's and software or services directly related to the delivery, installation, operation, engineering and design of such equipment, plus (y) 50% of the aggregate amount paid, Payable or Outstanding under any purchase orders of the Borrower or its Affiliates from the Agreement Date to such time to any Person (other than an Affiliate of the Borrower), including NTI, any of its Affiliates or any other equipment vendor, for the purchase of PCS equipment to serve the Salt Lake City, El Paso, Honolulu and (on and after the Commitment Increase Effective Date) Denver MTA's and software or services directly related to the delivery, installation, operation, engineering and design of such equipment, as such amount may be reduced from time to time, all pursuant to the terms hereof; provided, however, that the amount of the Commitment determined by reference to clause (ii) above shall not be reduced by any reduction in the purchase commitments pursuant to Section 12.2.1 or Section 12.5.1 of the Purchase Agreement."

                  5. Amendment to Definition of "Materially Adverse Effect". The definition of "Materially Adverse Effect" is hereby amended by the deletion of clause (iii) in the proviso to such definition.

                  6. Amendment to Definition of "Subordinated Debt". The definition of "Subordinated Debt" is hereby amended by the deletion of the amount [ * ] and by substituting therefor the phrase "(1) prior to the Commitment Increase Effective Date, [ * ] and (2) on and after the Commitment Increase Effective Date, [ * ]".

                  7. Amendment to Section 2.2. (a) Section 2.2 is hereby amended by deleting subsections 2.2(d)(ii)(B) and (C) and substituting therefor the following:

                           (B) Unless the Administrative Agent shall have received notice from a Lender prior to 2:00 p.m. (Houston time) on the date of any Advance pursuant to Section 2.2(b)(i) or Section 2.2(c)(i) that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Base Rate for the first three (3) days and thereafter at the Base Rate plus one percent (1%).

                           (C) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.





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

         such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (b) The parenthetical phrase at the end of subsection 2.2(d)(ii)(D) and the words "except as otherwise agreed in Section 2.2(d)(ii)(B) hereof" at the end of subsection 9.10(a) are hereby deleted.

                  8. Amendment to Section 3.1(a)(x). Section 3.1(a)(x) is hereby deleted in its entirety and the following is substituted in lieu thereof;

                  "(x) any required FCC consents and Necessary Authorizations, including any required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents."

                  9. Amendment to Section 7.10. Section 7.10, Ratio of Operating Cash Flow to Debt Service, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Fixed Charge Coverage Ratio. The Borrower shall not at any time permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter, commencing with the fiscal quarter ended September 30, 1998, to be less than 1.00:1."

                  10. Amendment to Section 7.11. Section 7.11, Total Debt, is hereby amended by the deletion of the amount [ * ] and by substituting therefor the phrase "(i) prior to the Commitment Increase Effective Date, [ * ] and (ii) on and after the Commitment Increase Effective Date,
[ * ]" therefor.

                  11. Amendment to Section 7.12. Section 7.12, Minimum Revenues, is hereby amended by the deletion of the tables (including the introductory language thereto) set forth therein in their entirety with the following substituted in lieu thereof:

                  "The Borrower shall not permit its gross revenues on a consolidated basis for the two fiscal quarter period ended on the dates indicated below to be less than the amounts indicated opposite such dates:




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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.





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

                                                                                  Minimum
                                Two Fiscal Quarter                                 Gross
                                   Period Ended                                   Revenues
                    -------------------------------------------              -----------------
                    June 30, 1997                                                   [ * ]
                    December 31, 1997                                               [ * ]
                    June 30, 1998                                                   [ * ]
                    December 31, 1998                                               [ * ]
                    June 30, 1999 and thereafter                                    [ * ]

                  12. Amendment to Section 7.13 Section 7.13, Cash Coverage, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Cash Coverage. If the Operating Cash Flow for any fiscal quarter is negative, the Borrower shall not permit the ratio of Cash Coverage to Operating Cash Flow (expressed for purposes of such ratio as a positive number equal to the amount by which Operating Cash Flow for such fiscal quarter is negative) for such fiscal quarter to be less than 1.25:1. Cash Coverage shall mean the sum of (i) cash, marketable securities and cash equivalents at the end of such fiscal quarter reflected on Borrower's consolidated balance sheet at the end of such quarter, plus (ii) one-third (1/3) of the unused portion of the Commitment (for this purpose only, Commitment shall mean the amount applicable at such time under clause (i) of the definition of "Commitment", as reduced pursuant to Section 2.10, unless the condition in Section 3.2(a) or (e) is not satisfied at such time, in which case the Commitment shall be deemed to be zero for this purpose) as of the end of such quarter, plus (iii) one-half (1/2) of the amount, if any, available to be borrowed by WWC at the end of such fiscal quarter under the terms of the WWC Loan Agreement plus (iv) one-half (1/2) of one-quarter (1/4) of the Adjusted Annualized Operating Cash Flow (as defined in the WWC Loan Agreement) of WWC as calculated at the end of such fiscal quarter, plus (v) one-half (1/2) of the cash, marketable securities and cash equivalents of WWC and WPCS as reflected on their respective balance sheets at the end of such quarter; provided, however, that the total of clauses (iii), (iv) and (v) shall not exceed the lesser of (x) [ * ] plus any net cash proceeds from public or private offerings of the capital stock of WWC received by WWC after May 6, 1996 and (y) the amount then permitted to be invested by WWC in the Borrower under the WWC Loan Agreement as in effect at such time and not previously utilized or committed to be utilized for any other purpose by WWC. This Section 7.13 shall terminate and be of no further force or effect once the Operating Cash Flow is a positive number for two consecutive fiscal quarters."

                  13. Amendment to Section 7.14. Section 7.14, Purchase Agreement, is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "Purchase Agreement. WPCS shall not terminate the Purchase Agreement (other than as permitted in accordance with the terms of the Purchase Agreement) prior to the completion and acceptance of the PCS Systems in the Salt Lake City, El Paso, Honolulu and Denver MTAs."



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  14. Additional Section 9.15. A new Section 9.15 is hereby inserted after Section 9.14.

                  "Section 9.15 Compensation of Successor Administrative Agent. If at any time the Administrative Agent is not NTI, the Borrower shall pay to the Administrative Agent a fee, payable in advance (a) at the time a new Administrative Agent first succeeds NTI as Administrative Agent or assumes responsibility on behalf of NTI to perform a substantial portion of the administrative duties of NTI as Administrative Agent and (b) thereafter, on each anniversary of such date, in an amount equal to (i) if a general syndication of Loans has not occurred, $15,000 per annum (provided that if a new Administrative Agent succeeds NTI as Administrative Agent at a time when a general syndication of Loans has not occurred, Borrower shall have the right to approve such successor Administrative Agent, such approval not to be unreasonably withheld) and (ii) if a general syndication of Loans has occurred, the greater of (x) $25,000 per annum and (y) $5,000 per Lender, per annum. For purposes of this Amendment, a general syndication of Loans shall be any coordinated Assignment by NTI, NTFC and EDC in which each of them makes pro rata Assignments of their respective interests as Lenders under the Loan Agreement."

                  15. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

                  a. Each representation and warranty set forth in Article 4 of the Loan Agreement (as amended hereby) is hereby restated and affirmed as true and correct as of the date hereof and as of the Commitment Increase Effective Date;

                  b. The Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                  c. This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

                  d. The execution and delivery of this Amendment and performance by the Borrower of its Obligations under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, and are not and will not be in contravention of or in conflict with the Certificate of Incorporation or By-Laws of the Borrower, or the provision of any Applicable Law or any material indenture, agreement, or other instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which their respective assets or properties are bound or affected.

                  16. Conditions Precedent to Effectiveness of Certain Provisions. (A) This Amendment shall be effective upon its execution and delivery by each party hereto, provided that (i) the Assignments to NTFC and EDC and (ii) each provision that by its terms under this Amendment is effective only on or after the Commitment Increase Effective Date shall be effective only on the second Business Day following the date on which all of the following conditions have been fulfilled (such second Business Day being referred to herein as the "Commitment Increase Effective Date"):

                  a. the receipt by the Administrative Agent of duly executed Notes payable to NTI, NTFC and EDC in substantially the form of Exhibit A attached hereto;

                  b. receipt by the Administrative Agent of a certificate of the Borrower to the effect that all of the representations and warranties contained in Section 15 hereof are true and correct;

                  c. the receipt by the Administrative Agent of a duly executed Amended and Restated Intercreditor Agreement in substantially the form of Exhibit B attached hereto;

                  d. the receipt by the Administrative Agent of a duly executed Capital Contribution Agreement in substantially the form of Exhibit C attached hereto;

                  e. the receipt by the Administrative Agent of a duly executed amendment to the WWC Loan Agreement, among other things, (i) deleting the last sentence of Section 11.12 thereof, (ii) expressly consenting to the execution, delivery and performance of the Capital Contribution Agreement referred to above by WWC and the Borrower and (iii) increasing the amount of indebtedness permitted to be incurred by the Borrower to [ * ] plus the amount of equity contributed to the Borrower by the Parent since its formation;

                  f. the receipt by the Administrative Agent of evidence of the Borrower's ownership of the fully paid Denver License and all related assets, free and clear of all Liens other than Permitted Liens, and of the finality and irrevocability of the grant of such license and the other Licenses;

                  g. the receipt by the Administrative Agent and the Lenders of a signed opinion or opinions of counsel to the Borrower in form and substance satisfactory to the Administrative Agent and the Lenders (such opinion or opinions to be substantially similar in form and scope to the opinions previously rendered by counsel to the Borrower) in connection with the Loan Agreement;

                  h. the receipt by the Administrative Agent of an incumbency certificate with respect to the officers of the Borrower signing this Amendment on behalf of the Borrower, in form and substance satisfactory to the Administrative Agent; and

                  i. the receipt by the Administrative Agent of any other documents which it or any of the Lenders may reasonably request, certified by an appropriate governmental official or officer of the Borrower if so requested.

                          (B) If the Commitment Increase Effective Date has not
occurred on or prior to April 30, 1997, then each provision that by its terms under this Amendment is effective only on or after the Commitment Increase Effective Date shall be of no effect at any time (and the


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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Commitment Increase Effective Date shall not be deemed to have occurred thereafter whether or not the conditions described in (A) above are thereafter fulfilled), but all other provisions of this Amendment shall remain unaffected.

                  17. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                  18. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

                  19. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

                  20. No Other Amendment. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect, and references in any Loan Document to any Loan Document amended hereby or in connection with this Amendment shall be deemed to refer for all purposes to such Loan Documents as so amended.

                  21. Form of Assignment; Notification. The Borrower acknowledges that the form of Assignment and Assumption Agreement previously provided to it by NTI in connection with the Assignments to NTFC and EDC is acceptable to it, and acknowledges the receipt of written notice of such Assignments, all pursuant to Section 11.5(b) of the Loan Agreement.

                  22. Amendments to Schedules and Exhibits. The Schedules to the Loan Agreement are hereby amended by replacing them in their entirety with Schedules 1 through 12 to this Amendment, and all references in the Loan Agreement (including, without limitation, in any representation made or deemed made therein after the date of this Amendment), any Exhibit to the Loan Agreement or any other Loan Document to the information in any Schedule as of the Agreement Date are hereby amended to refer to such information as of the date of this Amendment. The reference in Exhibit K to the Loan Agreement to "(a)
Section 7.10 -- Ratio of Operating Cash Flow to Debt Service" is hereby amended to read "(a) Section 7.10 -- Fixed Charge Coverage Ratio".

                  23. References to Commitment Amounts. On and after the Commitment Increase Effective Date, all references in any Exhibit to the Loan Agreement or any other Loan Document to the Lenders having agreed to lend the Borrower up to the principal amount of $200,000,000 pursuant to the Loan Agreement (or similar statements) shall be deemed amended to refer to a principal amount of up to $300,000,000.

                  24. Notice Addresses. The parties to whose attention notices to the Lender should be sent as specified in Section 11.1(a)(ii) are hereby amended by deleting the name "Adrian

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
Donoghue" and substituting therefor "Vice President Customer Finance, North America" and by deleting the name "Randy Nunn" and substituting therefor the name "Charles Helm, Esq."

                  25. Cooperation by Borrower. The Borrower agrees to cooperate with NTI, NTFC and EDC in connection with (i) the preparation of an information package regarding the business, operations and prospects of the Borrower, including, without limitation, the delivery of all information deemed reasonably necessary by NTI, NTFC or EDC to complete a general syndication of the Loan Agreement and (ii) the presentation of such information package in bank meetings and other communications with prospective Lenders in connection with the general syndication of the Loan Agreement. As long as the Borrower has had an opportunity to review the contents of any such information package and approve its distribution, the Borrower shall be solely responsible for the contents and presentation of all information contained therein relating to the Borrower and its affiliates and their business or otherwise supplied by the Borrower and acknowledges that NTI, NTFC and EDC will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, the Borrower represents and covenants that all information provided directly or indirectly by the Borrower to NTI, NTFC, EDC or the Lenders in connection with such a syndication is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. In addition, the Borrower agrees to cooperate with NTI, EDC and NTFC in any selling efforts they may individually undertake, provided that in connection with any such individual selling effort the Borrower shall be obligated to render only such cooperation as is reasonable under the circumstances considering all individual and syndication selling efforts of NTI, EDC and NTFC in which the Borrower has been requested to render assistance at or prior to that time, it being understood that such assistance shall not place an undue burden on the Borrower's ability to conduct its business.

                                      * * *


                  IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                                    WESTERN PCS II CORPORATION,
                                                 a Delaware corporation

                                             By:   /s/  John W. Stanton
                                                --------------------------------
                                             Title: Chief Executive Officer
                                                    ----------------------------

NORTHERN TELECOM INC.,
    a Delaware corporation, as
    Administrative Agent and
    as a Lender

By:   /s/  Stephen Martin
   --------------------------------
Title: Vice President
      -----------------------------

LENDERS:                                     NTFC CAPITAL CORPORATION,
                                                 a Delaware corporation

                                             By:   /s/  Jerry E. Vaughn
                                                --------------------------------
                                             Title: Senior Vice President
                                                    ----------------------------


                                             EXPORT DEVELOPMENT CORPORATION

                                             By:   /s/  Peter F. Hepburn
                                                --------------------------------
                                             Title: Team Leader, Project
                                                    ----------------------------
                                                    Finance & Equity
                                                    ----------------------------

                                             By:   /s/  Peter A. Foran
                                                --------------------------------
                                             Title: Team Leader, Information
                                                    ----------------------------
                                                    Technologies Team
                                                    ----------------------------

Western PCS Corporation hereby consents to this Amendment, and acknowledges that
(a) the amendments contained herein shall not result in any discharge or other diminishment of its obligations under the Pledge Agreement, (b) the Pledge Agreement shall apply to the Obligations (as defined therein) as increased pursuant to this Amendment and (c) Western PCS Corporation has no defenses, offsets or counterclaims to the performance of is obligations under the Pledge Agreement.

                                             WESTERN PCS CORPORATION

                                             By:   /s/  John W. Stanton
                                                --------------------------------
                                             Title: Chief Executive Officer
                                                   -----------------------------